Exhibit (h)(i)

THE GABELLI EQUITY TRUST INC.

[            ] Shares, [        ]% Series H Cumulative Preferred Stock

UNDERWRITING AGREEMENT

September [        ], 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

as Representative of the several Underwriters

listed on Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

The Gabelli Equity Trust Inc., a Maryland corporation (the “Fund”), and Gabelli Funds, LLC, a limited liability company organized under the laws of the state of New York (the “Investment Adviser”), confirm their agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule I hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as Representative (in such capacity, the “Representative”), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares set forth in said Schedule I of an aggregate of [            ] shares of the Fund’s [        ]% Series H Cumulative Preferred Stock (the “Securities”). The Securities will be authorized by, and subject to the terms and conditions of, the Fund’s Articles of Incorporation and Articles Supplementary of The Gabelli Equity Trust Inc. Creating and Fixing the Rights of [        ]% Series H Cumulative Preferred Stock dated September [        ], 2012 (together, the “Articles”).

The Fund understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered. The Fund has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (No. 333-173819 and No. 811-04700) covering the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and a notification on Form N-8A of registration (the “1940 Act Notification”) of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and the 1940 Act (the “1940 Act Regulations” and together with the 1933 Act Regulations, the “Rules and Regulations”). Such registration statement, at any given time, including the exhibits thereto and schedules thereto and the amendments thereto at such time, is herein called the “Registration Statement.” Post-effective amendment No. 2 to the Registration Statement, filed on May 31, 2012 (the registration statement at the time post-

effective amendment No. 2 became effective, the “Original Registration Statement”), is effective. The prospectus (including any statement of additional information incorporated by reference therein) contained in the Original Registration Statement at the time it became effective is called the “Basic Prospectus”. The Basic Prospectus, together with any preliminary prospectus supplement (including any statement of additional information incorporated by reference therein) in the form first furnished to the Underwriters for use in connection with the offering of the Securities and used prior to the filing of the Prospectus (as defined below) is herein called the “Preliminary Prospectus”. Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus in accordance with the provisions of Rule 430B (“Rule 430B”) and Rule 497 (“Rule 497”) of the 1933 Act Regulations. The information included in any such prospectus that was omitted from the Original Registration Statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” The final prospectus supplement (including any statement of additional information incorporated by reference therein) in the form furnished to the Underwriters for use in connection with the offering of the Securities is herein called the “Prospectus.” For purposes of this Agreement, all references to the Original Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “1934 Act”) which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Fund and the Investment Adviser. The Fund and the Investment Adviser jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(c) hereof, and agree with each Underwriter, as follows:

(i) Compliance with Registration Requirements. The Original Registration Statement became effective under the 1933 Act on May 31, 2012 and no stop order suspending the effectiveness of the Original Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Investment Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information regarding the Original Registration Statement, or any amendment or supplement thereto, has been complied with.

At the respective times the Original Registration Statement and any amendment thereto became effective under the 1933 Act, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Original Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or, except for the information included in the prospectus supplement relating to the Securities contained in the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Original Registration Statement, any Preliminary Prospectus or the Prospectus made in reliance on and in conformity with information furnished in writing to the Fund or the Investment Adviser by any Underwriter for use therein.

As of the Applicable Time (as defined below), (i) any Rule 482 Statement (as defined below) issued at or prior to the Applicable Time, if any, and (ii) the Preliminary Prospectus and the information included on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [        ] a.m./p.m. (Eastern time) on September [        ], 2012 or such other time as agreed by the Fund and the Representative.

“Rule 482 Statement” means a document that is prepared in accordance with the provisions of Rule 482 of the 1933 Act, including the advertisements used in the public offering of the Securities pursuant to Rule 482 under the Rules and Regulations, each of which is listed in Schedule IV hereto.

Each Preliminary Prospectus complied as to form when so filed in all material respects with the Rules and Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Prospectus, (a) at the time the Original Registration Statement became effective, (b) at the time the Preliminary Prospectus and the Prospectus were first used and (c) at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Fund at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Fund for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(v) No Material Adverse Change. Since the respective dates as of which information is given in the Original Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock, in each case, other than as disclosed in or contemplated by the Original Registration Statement, the General Disclosure Package or the Prospectus.

(vi) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the General Disclosure Package

and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(vii) No Subsidiaries. The Fund has no subsidiaries.

(viii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Fund or the Investment Adviser, threatened by the Commission.

(ix) Officers and Directors. No person is serving or acting as an officer, director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act and the 1940 Act Regulations and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations of the Commission promulgated under the Advisers Act (the “Advisers Act Rules and Regulations”). Except as disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (or any amendment or supplement to any of them), to the knowledge of the Fund or the Investment Adviser after due inquiry, no director of the Fund is an “interested person” (as defined in the 1940 Act) of the Fund or an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Schedule I hereto. For purposes of the second sentence of this Section, the Fund and the Investment Adviser shall be entitled to rely on representations from such directors.

(x) Capitalization. The authorized, issued and outstanding capital stock of the Fund is as set forth in the Prospectus and the General Disclosure Package as of the date thereof. All issued and outstanding shares of capital stock of the Fund have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

(xi) Authorization of Agreement. This Agreement has been duly authorized and executed and will be delivered by the Fund.

(xii) Authorization of Securities. The Securities have been duly authorized and when issued and delivered against payment of the purchase price therefor as provided in this Agreement, will be fully paid and nonassessable and free of any preemptive or similar rights.

(xiii) Description of the Securities. The Securities will conform in all material respects to the statements relating thereto contained in the Prospectus and the General Disclosure Package and to the terms thereof set forth in the Articles.

(xiv) Absence of Defaults and Conflicts. The Fund is not in violation of its Articles or by-laws, each as amended or supplemented to date, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Fund is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, “Agreements and Instruments”) except for such defaults (A) that do not involve Material Fund Agreements (as defined below) and (B) that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement or the Investment Advisory Agreement dated as of June 27, 1994 between the Fund and the Adviser, as amended May 19, 1999 (the “Management Agreement”), the Custodian Contract dated as of September 10, 2001 between the Fund and the Custodian, the Transfer Agency and Service Agreement dated as of January 1, 2011 between the Fund, Computershare Trust Company, N.A. and Computershare Inc., as amended to include the Securities, and the Automatic Dividend Reinvestment and Voluntary Cash Purchase Plan (each, a “Material Fund Agreement”) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Fund with its obligations hereunder and under the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, any Material Fund Agreement (except for such conflicts, breaches, defaults or liens, charges or encumbrances that would, singly or in the aggregate, not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Articles or by-laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations, except for violations that would not result in a Material Adverse Effect.

(xv) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Investment Adviser, as the case may be, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(xvi) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus, the General Disclosure Package or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

(xvii) Absence of Manipulation. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Fund has not taken, and the Fund will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities.

(xviii) Possession of Intellectual Property. To the knowledge of the Fund and the Investment Adviser, the Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, except where failure to do so would not have a Material Adverse Effect, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Rules and Regulations, the 1934 Act, the rules of the New York Stock Exchange, Inc. (the “NYSE”), state securities laws or the filing requirements and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xx) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxi) Title to Property. The Fund does not own any real property.

(xxii) Advertisements. Any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts”) authorized in writing by or prepared by the Fund or the Investment Adviser for use in connection with the public offering of the Securities (collectively, “sales material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of FINRA.

(xxiii) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (“Subchapter M of the Code” and the “Code,” respectively), and, at all times since its inception, has qualified as a regulated investment company under Subchapter M of the Code.

(xxiv) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Prospectus, the Preliminary Prospectus, or other materials, if any, permitted by the 1933 Act or the 1940 Act or the Rules and Regulations.

(xxv) Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization and with the applicable requirements of the 1940 Act and the 1940 Act Regulations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the 1940 Act Regulations; (3) access to Fund assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for Fund assets is compared with the existing Fund assets at reasonable intervals and action deemed to be appropriate by the Fund is taken with respect to any differences. Except as described in the Prospectus, since the end of the Fund’s most recent audited fiscal year, there has been (I) no material weakness in the Fund’s internal control over financial reporting (whether or not remediated) and (II) no change in the Fund’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Fund’s internal control over financial reporting.

The Fund employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Fund in the reports that it files or submits under the 1940 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Fund’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Fund or any of the Fund’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(xxvii) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Fund is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxviii) Absence of Undisclosed Payments. To the Fund’s knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus or the General Disclosure Package and is not so disclosed.

(xxix) Material Agreements. Each Material Fund Agreement has been duly authorized by all requisite action on the part of the Fund and executed and delivered by the Fund, as of the dates noted therein, and each complies with applicable provisions of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto with respect to this Agreement and each Material Fund Agreement, each such agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as rights to indemnity and contribution set forth therein may be limited by equitable principles of general applicability or by federal or state securities laws and except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (whether considered in a proceeding in equity or at law).

(xxx) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

(xxxi) NYSE Listing. The Fund’s shares of common stock are duly listed on the NYSE.

(xxxii) [RESERVED]

(xxxiii) Leverage. The Fund has no liability for borrowed money or under any reverse repurchase agreement.

(xxxiv) No Unlawful Contributions or Other Payments. Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent, employee or affiliate of the Fund is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Fund and, to the knowledge of the Fund, its affiliates have conducted their businesses in compliance with the FCPA and to the extent required by applicable law have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxv) No Conflict with Money Laundering Laws. The operations of the Fund are and have been conducted at all times in material compliance with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations thereunder, and such other U.S. anti-money laundering laws as are applicable to the Fund (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to the Money Laundering Laws is pending or, to the best knowledge of the Fund, threatened.

(xxxvi) No Conflict with OFAC Laws. Neither the Fund nor, to the knowledge of the Fund, any director, officer, agent or employee of the Fund is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Fund will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b) Officer’s Certificates. Any certificate signed by any officer of the Fund or the Investment Adviser delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Investment Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

(c) Representations and Warranties by the Investment Adviser. The Investment Adviser represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in Section 1(a)(i) hereof and as of the Closing Time referred to in Section 2(c) hereof as follows:

(i) Good Standing of the Investment Adviser. The Investment Adviser has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of New York with full limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the General Disclosure Package and is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required except where the failure so to register or to qualify would not have a material adverse effect on the condition (financial or other), business, business prospects, properties, net assets or results of operations of the Investment Adviser or its ability to perform its obligations under this Agreement and the Management Agreement (an “Adviser Material Adverse Effect”).

(ii) Investment Adviser Status. The Investment Adviser is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Management Agreement for the Fund as contemplated by the Prospectus.

(iii) Description of Investment Adviser. The description of the Investment Adviser in the Original Registration Statement, the Prospectus and the General Disclosure Package (and any amendment or supplement to either of them) complied and comply in all material respects with applicable provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv) Capitalization. The the Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, the General Disclosure Package, this Agreement and under the Management Agreement.

(v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement and the Management Agreement have each been duly authorized and executed, and in the case of the Management Agreement, delivered by the Investment Adviser, and the Management Agreement constitutes, and this Agreement when executed and delivered (assuming due execution and delivery by the Underwriters) will constitute, a valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by equitable principles of general applicability or by federal or state securities laws and except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement or the Management Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, (i) any agreement or instrument to which the Investment Adviser is a party or by which it is bound, (ii) the certificate of formation, limited liability company agreement, the by-laws or other organizational documents of the Investment Adviser, or (iii) to the Investment Adviser’s knowledge, any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its respective properties or operations other than, with respect to clauses (i) and (iii), any conflict, breach or default that would not, individually or in the aggregate, reasonably be expected to cause an Adviser Material Adverse Effect; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement or the Management Agreement, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws or such as which the failure to obtain would not have an Adviser Material Adverse Effect or a Fund Material Adverse Effect.

(vi) No Material Adverse Change. Since the respective dates as of which information is given in the Original Registration Statement, the Prospectus and the General Disclosure Package, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under this Agreement and the Management Agreement.

(vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Adviser, threatened against or affecting the Investment Adviser or any parent or subsidiary of the Investment Adviser or any partners, directors, officers or employees of the Investment Adviser, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, materially and adversely affect the properties or assets of the Investment Adviser or materially impair or adversely affect the ability of the Investment Adviser to function as an Investment Adviser or perform its obligations under the Management Agreement, or which is required to be disclosed in the Registration Statement, the Prospectus and the General Disclosure Package that has not been disclosed.

(viii) Absence of Violation or Default. The Investment Adviser is not in violation of its certificate of formation, limited liability company agreement, by-laws or other organizational documents or in default under any agreement, indenture or instrument except for such violations or defaults that would not reasonably be expected to result in a material adverse effect on the ability of the Investment Adviser to perform its obligations under the Management Agreement.

(ix) Absence of Manipulation. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Investment Adviser nor any parent or subsidiary of the Investment Adviser has taken, nor will the Investment Adviser or any parent or subsidiary of the Investment Adviser take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities.

(x) No Unlawful Contributions or Other Payments. Neither the Investment Adviser nor any of its subsidiaries nor, to the knowledge of the Investment Adviser, any director, officer, agent, employee or affiliate of the Investment Adviser or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Investment Adviser, its subsidiaries and, to the knowledge of the Investment Adviser, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xi) No Conflict with Money Laundering Laws. The operations of the Investment Adviser and its subsidiaries are and have been conducted at all times in material compliance with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser, threatened.

(xii) No Conflict with OFAC Laws. Neither the Investment Adviser nor any of its subsidiaries nor, to the knowledge of the Investment Adviser, any director, officer, agent or employee of the Investment Adviser or any of its subsidiaries is currently subject to any U.S. sanctions administered by OFAC.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price set forth in Schedule II, the number of Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Payment. Payment of the purchase price for, and delivery in electronic form of, the Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 or at such other place as shall be agreed upon by the Representative and the Fund, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Fund (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative for the respective accounts of the Underwriters of the Securities, in electronic book entry form, to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Fund. The Fund and the Investment Adviser jointly and severally covenant with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Fund, subject to Section 3(b), will comply with the applicable requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Original Registration Statement or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus, the General Disclosure Package or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Original Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Original Registration Statement or such new registration statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and (v) if the Fund becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Fund will effect the filings necessary under Rule 497, in the manner and within the time period required by Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order and, if any stop order or order of supervision or revocation of registration pursuant to Section 8(e) of the 1940 Act is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Fund will give the Representative notice of its intention to file or prepare any amendment to the Original Registration Statement or new registration statement relating to the Securities or any amendment, supplement or revision to either any Preliminary Prospectus (including any prospectus included in the Original

Registration Statement or any amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Fund will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Fund will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Fund will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(b), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Fund will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable and the Fund will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request. If at any time following issuance of a Rule 482 Statement, there occurred or occurs an event or development as a result of which such Rule 482 Statement included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading, the Fund will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Rule 482 Statement to eliminate or correct such untrue statement or omission.

(f) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Fund will also supply the Underwriters with such information as is necessary for the determination of the legality of the Securities for investment under the laws of such jurisdictions as the Underwriters may request.

(g) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act or the 1940 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing. The Fund will use its best efforts to effect the listing of the Securities on the NYSE, subject to notice of issuance, within thirty days of the Closing Date.

(j) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1940 Act within the time periods required by the 1934 Act and the 1940 Act and the rules and regulations of the Commission thereunder, respectively.

(k) Subchapter M. The Fund will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(l) No Manipulation of Market for Securities. The Fund and its affiliates will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities, and (b) until the Closing Time, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Fund. It is acknowledged and agreed that nothing in this subsection shall prohibit the operation of the Fund’s dividend reinvestment plan.

(m) Lock-up. Except as provided in this Agreement, the Fund will not sell, contract to sell or otherwise dispose of any of its preferred shares of the same series as the Securities or any securities convertible into or exercisable or exchangeable for its preferred shares of the same series as the Securities, or grant any options or warrants to purchase its preferred shares of the same series as the Securities, for a period of 90 days from the date of the Prospectus, without the prior written consent of the Representative.

SECTION 4. Payment of Expenses.

(a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates, if any, for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Fund’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, the Rule 482 Statement, if any, the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the fees and expenses incurred in connection with listing the Securities on the NYSE, (x) the fees and expenses incurred in connection with the rating of the Securities, (xi) the printing of any sales material and (xii) the reasonable transportation and other expenses incurred by or on behalf of Fund representatives in connection with presentations to prospective purchasers of the Securities.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Fund agrees that it shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Investment Adviser contained in Section 1 hereof or in certificates of any officer of the Fund or the Investment Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Investment Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Original Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Original Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus shall have been filed with the Commission in accordance with Rule 497.

(b) Opinion of Counsel for Fund and the Investment Adviser. At Closing Time, the Representative shall have received the favorable opinion or opinions, dated as of Closing Time and addressed to the Underwriters, of (i) Willkie Farr & Gallagher LLP, counsel for the Fund, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto, (ii) the Counsel of the Investment Adviser, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto, and (iii) Venable LLP, special counsel for the Fund, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-3 hereto. In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and the Investment Adviser and certificates of public officials.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time and addressed to the Underwriters, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Underwriters may request. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and the Investment Adviser and certificates of public officials.

(d) Officers’ Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Investment Adviser, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director (or person holding similar office) of the Investment Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (c) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Investment Adviser, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) to the knowledge of such officers, no stop order suspending the effectiveness of the Original Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Original Registration Statement, the Prospectus and the Preliminary Prospectus.

(f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(g) [RESERVED]

(h) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Investment Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(i) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Underwriters acknowledge and agree that the Fund’s indemnity and contribution obligations under this Section 6 are subject to the provisions of Section 17(i) of the 1940 Act. The Fund and the Investment Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Original Registration Statement (or any amendment thereto), including any Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Rule 482 Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Fund;

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund by any Underwriter through the Representative expressly for use in the Original Registration Statement (or any amendment thereto), including the Rule 430B Information or any Preliminary Prospectus or any Prospectus (or any amendment or supplement thereto).

Notwithstanding this paragraph (a), the Investment Adviser shall be liable to any party to be indemnified under this section 6(a) in any case only to the extent that the Fund fails to indemnify and hold harmless the indemnified party.

(b) Indemnification of the Fund, the Investment Adviser, Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Fund and the Investment Adviser and their respective directors and officers, and each person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Original Registration Statement (or any amendment thereto), including any Rule 430B Information or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund by such Underwriter through the Representative expressly for use therein.

(c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and the Investment Adviser also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material that has been prepared by or authorized for use in writing by the Fund or the Investment Adviser.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Investment Adviser. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Fund and the Investment Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund and the Investment Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Fund, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding any other provisions in Section 6 or this Section 7, no party shall be entitled to indemnification or contribution under this Agreement against any loss, claim, liability, expense or damage arising by reason of such person’s willful malfeasance, bad faith, gross negligence or reckless disregard of its duties in the performance of its duties hereunder.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates shall have the same rights to contribution as such Underwriter, and each director of the Fund and each member or director of the Investment Adviser, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Investment Adviser, respectively. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of shares set forth opposite their respective names in Schedule I hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Investment Adviser submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Fund, and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Investment Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Fund has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the NYSE MKT, the New York Stock Exchange or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Fund shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Original Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Fund and the Investment Adviser (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Fund relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Syndicate Department; and notices to the Fund or the Investment Adviser shall be directed, as appropriate, to the office of the Investment Adviser at One Corporate Center, Rye, New York 10580-1422, attention of Management Committee, with a copy to P. Jay Spinola, Willkie Farr & Gallagher, LLP, 787 Seventh Avenue, New York, NY 10019.

SECTION 13. No Advisory or Fiduciary Relationship. The Fund and the Investment Adviser each acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or the Investment Adviser, or their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund or the Investment Adviser with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund or the Investment Adviser on other matters) and no Underwriter has any obligation to the Fund or the Investment Adviser with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund or the Investment Adviser, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund and the Investment Adviser each has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Fund, the Investment Adviser and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Investment Adviser and the Fund and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Investment Adviser and the Fund and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Investment Adviser and the Fund and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Investment Adviser in accordance with its terms.

Very truly yours, THE GABELLI EQUITY TRUST INC.

By
Title:

GABELLI FUNDS, LLC

By
Title:

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,
as of the date first above written:

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Name:
Title:

For themselves and as Representative of the other Underwriters named in Schedule I hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Name of Underwriter	Number of Shares
Total

SCHEDULE II

The purchase price to be paid by the Underwriters for the Securities shall be $[            ] per share.

SCHEDULE III

Oral information, if any, included as part of the General Disclosure Package.

Dividend Rate (cumulative from September [__], 2012)	[ ]%
Settlement Date	September [ ], 2012

SCHEDULE IV